UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

Synacor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33843	16-1542712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300, Buffalo, New York		14202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 853-1362

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the 2013 Annual Meeting of Stockholders held on May 16, 2013:

1.	The election of two directors to serve until our 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2.	The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

3.	The approval of the Synacor, Inc. Special Purpose Recruitment Plan.

For more information about the foregoing proposals, see our proxy statement dated April 5, 2013. The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Board of Director Election Results

The following nominees received the highest number of “FOR” votes and, as a result, were elected to serve as directors for a term that will continue until the 2016 Annual Meeting or until their respective successors have been duly elected and qualified.

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Marwan Fawaz	8,106,014	291,401	12,992,663
Michael Montgomery	8,160,812	236,603	12,992,663

The following directors, in addition to Messrs. Fawaz and Montgomery, will continue to serve as members of our Board of Directors until the expiration of their respective terms or until their respective successors have been duly elected and qualified: Ronald N. Frankel, Gary L. Ginsberg, Andrew Kau and Jordan Levy.

Ratification of Deloitte & Touche LLP as our independent registered public accounting firm

Our stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstain
20,825,428	388,378	176,272

Approval of the Synacor, Inc. Special Purpose Recruitment Plan

Our stockholders approved the Synacor, Inc. Special Purpose Recruitment Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
9,242,100	1,352,877	36,142	10,758,959

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synacor, Inc.

Date: May 17, 2013	By	/s/ William J. Stuart
William J. Stuart
Chief Financial Officer and Secretary